SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2003

HUMBOLDT BANCORP

(Exact name of registrant as specified in its charter)

California	0-27784	93-1175446

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2998 Douglas Blvd., Suite 330, Roseville, California 95661; 916-677-1133
(Address and telephone number of principal executive offices)

Item 5. Other Events and Required FD Disclosure

On August 11, 2003, Humboldt Bancorp entered into a definitive Agreement and Plan of Merger with California Independent Bancorp, a California corporation and bank holding company for Feather River State Bank, a California state-chartered bank, pursuant to which California Independent Bancorp will merge with and into Humboldt Bancorp (with Humboldt Bancorp as the surviving corporation). Humboldt Bancorp issued a press release on August 12, 2003 announcing this definitive agreement and providing details regarding the transaction and necessary conditions to closing. All information in the press release, which appears in Exhibit 99.1, is not filed but considered furnished pursuant to Regulation FD.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

99.1	Press release dated August 12, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2003	HUMBOLDT BANCORP, a California Corporation

/s/ Patrick J. Rusnak

Patrick J. Rusnak Chief Financial Officer

Exhibit Index

99.1	Press release dated August 12, 2003.